UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

Southern Cross Acquisition II Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-43443	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1412 Broadway

21st Floor Suite 21V

New York, NY 10018

(Address of principal executive offices)

+1 (646) 257-5537

(Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one ordinary share, $0.0001 par value, one redeemable Warrant to acquire one ordinary share, and one Right to acquire one-fourth of one ordinary share	SCATU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	SCAT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50	SCATW	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-fourth of one ordinary share	SCATR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 6, 2026, Southern Cross Acquisition II Corp. (the “Company”) announced that holders of the Company’s units may elect to separately trade the ordinary shares, warrants and rights included in its units, commencing on or about October 8, 2026.

The ordinary shares, warrants and rights will trade on the Nasdaq Capital Market (“Nasdaq”) under the symbols “SCAT,” “SCATW,” and “SCATR,” respectively. Units not separated will continue to trade on Nasdaq under the symbol “SCATU.”

On October 6, 2026, the Company issued a press release announcing the separation of units. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press Release dated October 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern Cross Acquisition II Corp.

Date: October 6, 2026	By:	/s/ Ally Tong Zhang
	Name:	Ally Tong Zhang
	Title:	Chief Executive Officer

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